Exhibit 99.1

MEDIA CONTACT:

Kathryn Ghita

617-236-0500 x15

kathryn.ghita@metiscomm.com

EDGAR Online Revises Business Outlook

Increases 2011 Revenue Growth Guidance to 35%

NEW YORK – November 21, 2011 – EDGAR® Online, Inc. (NASDAQ: EDGR), a premier provider of fundamental financial data, analytics and disclosure management services, today announced that it has increased revenue growth guidance to be in excess of 35% in 2011 over 2010. The company continues to target annual revenue growth in excess of 25% in 2012 and 2013.

Additionally, the company has implemented certain operational and organization structural changes. As a result of these changes, management believes that the company has sufficient capital resources to fund working capital, capital expenditures and debt obligations for the next 12 months.

About EDGAR Online

EDGAR® Online (NASDAQ: EDGR) provides financial data, analytics and disclosure management solutions to help corporations and institutional investors facilitate compliance and management of regulatory disclosure filings. In addition to developing a variety of unique as-reported and normalized data sets, EDGAR Online is an industry leader in XBRL (eXtensible Business Reporting Language) processing. Thousands use the company’s solutions, including U.S. public companies, mutual funds, leading financial analysts and institutional investors, as well as global regulators such as the FDIC, Banque de France and the U.S. Securities and Exchange Commission. The company delivers its solutions, including UBmatrix® XBRL software solutions, through an extensive network of partners, including LexisNexis®, NASDAQ OMX, Oracle, PR Newswire, RR Donnelley and SAP.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

Use of Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events or to future financial performance and may include, without limitation, statements regarding our future growth prospects, future demand for our XBRL products/services and future innovations in our data and solutions and subscriptions businesses. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or our growth strategy. For further information about the factors that could affect EDGAR Online’s future results, please refer to our filings with the Securities and Exchange Commission. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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